UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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BayHill Capital Corporation
(Name of Registrant as Specified in its Charter)

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BayHill Capital Corporation
10757 S. Riverfront Pkwy, Suite 125
South Jordan, Utah 84095

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of BayHill Capital Corporation:

     The Annual Meeting of Stockholders of BayHill Capital Corporation, a Delaware corporation (the “Company”), formerly known as Cognigen Networks, Inc., will be held at the offices of ClearWater Group, 265 East 100 South, Suite 330, Salt Lake City, Utah 84111 on October 15, 2008, at 10:00 a.m., Mountain time, for the following purposes:

1.	To consider and vote upon a proposal to elect five (5) directors of the Company to serve for a one-year term and until their successors are duly elected and qualified; and

2.

To consider and vote upon a proposal to ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the year ending June 30, 2009; and.

3.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors of the Company (the “Board”) has fixed the close of business on September 12, 2008 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of the Annual Meeting or any adjournment thereof. A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2008, which contains audited financial statements, was mailed with this Notice and Information Statement on or about September 22, 2008 to all stockholders of record on the Record Date. The Board cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Information Statement for a discussion of the foregoing proposals.

     The Board has unanimously approved the foregoing proposals and the holders of a majority of the issued and outstanding share of capital stock of the Company have informed the Board of their support for the proposals to elect the five directors nominated by the Board and ratify the appointment of ELS&F as the Company’s independent registered public accounting firm. We are not asking you for a proxy in connection with the annual meeting, and you are requested not to send us a proxy.

     All stockholders of the Company are encouraged to attend the annual meeting.

By Order of the Board of Directors

/s/ ROBYN FARNSWORTH
Robyn Farnsworth,
Corporate Secretary
September 22, 2008

BAYHILL CAPITAL CORPORATION
10757 S. Riverfront Pkwy, Suite 125
South Jordan, Utah 84095

INFORMATION STATEMENT

General

     This Information Statement contains information related to certain corporate actions proposed to be taken by BayHill Capital Corporation, a Delaware corporation (“BayHill” or the “Company”), formerly known as Cognigen Networks, Inc., at the Annual Meeting of Stockholders of the Company to be held on October 15, 2008 (the “Annual Meeting”) and at any adjournment(s) thereof. This Information Statement is expected to be mailed to stockholders of the Company on or about September 22, 2008.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

What is the purpose of this Information Statement?

     This Information Statement is being provided pursuant to Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders (the “Stockholders”) as of the close of business on September 12, 2008 (the “Record Date”) of certain corporate actions, as outlined below, proposed to be taken at the Annual Meeting to be held at the offices of ClearWater Group, 265 East 100 South, Suite 330, Salt Lake City, Utah 84111 on October 15, 2008 at 10:00 a.m., Mountain time.

Who is entitled to notice of the Annual Meeting?

     Each holder of record of an outstanding share of the Company’s common stock (“Common Stock”) on the close of business on the Record Date will be entitled to notice of, and an opportunity to vote on, each matter described in this Information Statement. As of the close of business on the Record Date, the Company had issued and outstanding 1,959,428 shares of Common Stock, all of which are entitled to be voted at the Annual Meeting. Each share is entitled to one vote on each matter presented, and only those Stockholders of record of the Common Stock as of the close of business on the Record Date will be entitled to vote their shares.

What matters will be presented to the Stockholders for consideration at the Annual Meeting?

     At the Annual Meeting, Stockholders will be given the opportunity to consider and vote on the following matters (the “Proposals”):

  A proposal to elect each of the five (5) current directors of the Company for a term of one year and until his successor has been duly elected and qualified; and

  A proposal to ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as the independent registered public accounting firm of the Company for the year ending June 30, 2009.

What vote is required to approve the Proposals?

     Representation at the Annual Meeting of the holders of a majority of the outstanding shares of the Common Stock entitled to vote, either in person or by properly executed proxies, is required to constitute a quorum. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum. Under the Utah Revised Business Corporations Act, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

  In the election of directors, Stockholders will not be allowed to cumulate their votes. Stockholders will be entitled to cast a vote for each of the five directors to be elected at the Annual Meeting. The five nominees receiving the highest vote totals will be elected as directors of the Company.

  For approval of the proposed ratification of EKS&H to serve as the Company’s independent registered public accounting firm, the votes cast in favor of the proposal must exceed the votes cast against the proposal.

     Abstentions and broker non-votes will not affect the outcome of the election of directors or the ratification of the Board’s appointment of EKS&H as the Company’s independent registered public accounting firm.

     Stockholders holding 1,153,345 shares of Common Stock as of the Record Date, representing approximately 59% of the issued and outstanding shares of Common Stock (the “Principal Stockholders”) have informed the Board that they intend to vote in favor of each of the Proposals. See “Security Ownership of Certain Beneficial Owners and Management.” In the event the Principal Stockholders vote all of the shares of Common Stock held by them as of the Record Date in favor of the Proposals, each of the current directors of the Company, identified below, will be elected to continue to serve as a director of the Company for a term of one year and until his successor have been duly elected and qualified and the Board’s appointment of EKS&H to serve as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2009 will be ratified.

Who will pay the expenses associated with the Annual Meeting?

     The Company bear all costs and expenses of calling and conducting the Annual Meeting, including the costs related to preparing, printing and mailing this Information Statement and accompanying material to the Stockholders. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of this Information Statement and related materials to the beneficial owners of the Common Stock, and the Company may reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with doing so.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

     Under the Company’s Bylaws, directors are elected at an annual or special meeting of the Stockholders. Directors are elected by the Stockholders entitled to vote thereon. Directors are elected by a plurality of the votes cast by such Stockholders. The Company anticipates that the five directors elected at the Annual Meeting will serve until the next annual or special meeting of the Stockholders where their successors have been duly elected and qualified. The following table identifies each of the current directors of the Company (all of whom have been nominated for re-election at the Annual Meeting. The table is followed by a brief description of the employment and business experience of the Company’s directors.

Name	Age	Period Served

Roy D. Banks	40	December 10, 2007 to Present

Robert K. Bench	59	October 17, 2007 to Present

James U. Jensen	64	December 10, 2007 to Present

John M. Knab	56	December 10, 2007 to Present

John D. Thomas	36	December 10, 2007 to Present

     Roy D. Banks has served as a director of BHCC since December 2007. Mr. Banks has been the President of Authorize.Net, Inc., a leading provider of Internet-Payment Processing Services, where he has been responsible for the day-to-day management, operations, sales and marketing activities of the business, since September, 2004. Authorize.Net was acquired by CyberSource on November 1, 2007. Mr. Banks joined Authorize.Net in July 1999 as Vice President of Business Development and was promoted to General Manager in 2000. Mr. Banks currently serves as a director of the Electronic Transaction Association and Access Data Corp and formerly served as a director of BHCC from January, 2006 to July, 2006. Prior to joining Authorize.Net, Mr. Banks held a number of engineering and marketing positions with WordPerfect, Inc. which was later acquired by Novell, Inc. and subsequently acquired by Corel Ltd. Additionally, Mr. Banks held positions with Modus Media International and Power Quest, where he was a director of market development. Prior to these positions, Mr. Banks served in the Department of the Navy from 1987 to 1992. While in the Navy, Mr. Banks served as a data processing technician specializing in logistics. Mr. Banks received a B.S. degree in marketing from Utah Valley State College.

     Robert K. Bench has served as the President and Chief Executive Officer of BHCC since October 2007, and as a director of BHCC since December 2007. Mr. Bench is an experienced professional with over 31 years in various senior management and executive positions in start-up enterprises and public companies following four years as a certified public accountant with KPMG Peat Marwick. He has assisted a number of companies in their early start-up years and completed several initial public offerings. Mr. Bench was a founder and is a managing member of BayHill Group LC, a consulting group focused on assisting microcap companies (“BayHill Group”), a position he held since April, 1999. He also served as the Chief Financial Officer of Innuity, Inc. (INNU), a software service company that delivers applications for small business, from January, 2005 until April, 2007 and The SCO Group (SCOX), a developer and marketer of software applications and operating systems from November, 2000 until August, 2004. He has also served in senior management positions for West-Wind Corporation, Webmiles, Inc., Sento Corporation (SNTO), CerProbe, Inc. (CRPB), Fresh Technologies, Inc., Clyde Digital Systems, Inc., and NP Energy Corporation (NPEE). In addition, Mr. Bench has served as a director of private and public companies and has assisted both private and public companies raise over $150 million for start-up and growth capital through private, public, and venture offerings. He has been responsible for a number of business combinations and successfully reorganized several financially distressed companies. He has spent two years on international assignments and led the restructure of worldwide operations following the merger of two international companies. Mr. Bench has been a co-founder and is a private investor in a number of private and small public companies. His background includes the software, hardware, oil, and semiconductor industries. Mr. Bench is a certified public accountant and holds a bachelor degree in accounting from Utah State University.

     James U. Jensen has served as the Chairman of the Board since December 2007. Mr. Jensen currently serves as the Independent Board Chairman for the Wasatch Funds, a family of 11 mutual funds managed by Wasatch Advisors, Inc., and has served as a director of Wasatch Funds since they were organized in 1990. Mr. Jensen is an outside director at the University of Utah Research Foundation and is a director of the Utah chapter of the National Association of Corporate Directors. From 1986 to 2001, Mr. Jensen served as Secretary and General Counsel and a director of NPS Pharmaceuticals, Inc., a public biotechnology company. Mr. Jensen served as an outside director to InterWest Home Medical, Inc., a public home medical supplies company, and served first as outside counsel and then as Chief Financial Officer to Cericor, Inc., a public technology company. Mr. Jensen has served as counsel or director to many high-tech private companies and was General Counsel of Dictaphone Corporation and previously served as in-house counsel for Ethyl Corporation and The Echlin Manufacturing Company (both publicly-traded companies). He graduated from the University of Utah, served a Fulbright Grant in Mexico and received his J.D. and M.B.A. degrees from Columbia University. He was a law clerk to Judge David T. Lewis, the Chief Judge of the 10th Circuit U.S. Count of Appeals.

     John M. Knab has served as a director of BHCC since December 2007. Mr. Knab has been the Chief Executive Officer, President, and Chairman of Phonex Broadband Corporation, which develops, manufactures and distributes wireless voice, audio, and data technologies, since November 1989. From 1986 to 1989, Mr. Knab was a National Director for Verizon (Data Communication Products) where he directed a division comprised of over 2,700 computer and telecommunication products. While with Verizon, he was appointed to AT&T’s National Advisory Committee, NEC’s National Advisory Committee and Digital Equipment’s Partners Group. Mr. Knab also served in roles as a Sr. HQ Planning Staff, Regional IT Management, Marketing Manager & Marketing Representative for IBM Corporation. Mr. Knab was a founding member of Brigham Young University’s Marriott School of Management Entrepreneur Founder’s Group. He served as a member of Brigham Young University’s Marriott School of Management National Advisory Council. Mr. Knab is a member of the Board of Directors for the MountainWest Capital Network, where he also served as a former Chairman of the Board of Directors, founder and former Chairman of the Utah 100 (recognition event for Utah’s fastest growing companies). Mr. Knab was a Trustee and member of the Executive Committee for Utah Information Technologies Association. Mr. Knab received an M.B.A. from Emory University and a B.A. from Brigham Young University’s College of Communications/Advertising.

     John D. Thomas has served as a director of BHCC since December 2007. Mr. Thomas has been engaged in the private practice of law with Kenneth I. Denos P.C. since June, 2003. Mr. Thomas specializes in reverse takeovers, mergers and acquisitions, and general corporate law for a variety of small public and private companies in the United States, United Kingdom, and Germany. Since May 2006, he has also been the director of the microcap division for small public company listings for MCC Global NV (FSE: IFQ2), an international financial services and investment conglomerate based in London and traded on the Geregeltermarkt of the Frankfurt Stock Exchange. Mr. Thomas is the Chief Executive Officer and Chairman of Sports Nuts, Inc., a sports management company traded on the OTCBB. Mr. Thomas received a J.D. degree from Texas Tech University School of Law and a B.A. degree in History from the University of Utah. Mr. Thomas has been licensed to practice law in Texas since 1999 and licensed to practice law in Utah since 2002.

     To the knowledge of the Board, there are no family relationships among the director nominees and none of the director nominees has ever been involved in a receivership proceedings or a bankruptcy proceeding or convicted in a criminal proceeding.

     If any of the individuals nominated by the Board is not able or declines to serve as a director for any reason, which the Company does not presently anticipate, the Board will either reduce the number of directors to be elected at the Annual Meeting (and possibly fill the vacancy at a later date as permitted by the Company’s Bylaws) or identify one or more other nominees for consideration at the Annual Meeting.

     During the fiscal year ended June 30, 2008, the Board held 11 meetings. No director attended fewer than 75% of the total number of meetings of the Board and of any committee on which he served. It is the Company’s policy that directors of the Company should attend annual meetings of the Company’s stockholders. All of the Company’s current directors attended the Company’s annual meeting of stockholders held on December 10, 2007.

Committees of the Board

     Audit Committee. John D. Thomas and Roy D. Banks serve as members of the Audit Committee. They are independent members of the Board and our Board has determined that Mr. Banks satisfies the criteria for an audit committee financial expert under Rule 401(e) of Regulation S-B of the rules of the SEC. Each Audit Committee member is able to read and understand fundamental financial statements, including the Company’s consolidated balance sheet, statement of operations and statement of cash flows. The functions of the Audit Committee are primarily to: (a) the integrity of the Company’s financial statements and internal controls, (b) the Company’s compliance with legal and regulatory requirements related to accounting and/or financial controls, (c) the independent registered public accounting firm’s qualifications and independence, (d) the performance of the Company’s internal audit function and the independent registered public accounting firm, and (e) the Company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards related to accounting and/or financial controls adopted by the Company. The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website, www.bayhillcapital.com. Except as otherwise required by applicable laws, regulations or listing standards or the Audit Committee Charter, major decisions regarding the Company’s activities and operations are considered by the Board as a whole. The Audit Committee met three times during the fiscal year ended June 30, 2008.

     Reports. John D. Thomas, Chairman of the Audit Committee, has reviewed and discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement of Accounting Standards No. 61. The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm the independence of such firm. Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2008.

     Compensation Committee. John M. Knab and James U. Jensen serve as members of the Compensation Committee. They are independent members of the Board. The functions of the Compensation Committee are primarily to: (a) discharge the responsibilities of the Board relating to compensation, and (b) ensure that compensation plans, programs and values transferred through cash pay, stock and stock-based awards, whether immediate, deferred, or contingent are fair and appropriate to attract, retain and motivate management and are reasonable in view of company economics and of the relevant practices of other, similar companies. The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website, www.bayhillcapital.com. The Compensation Committee met once during the fiscal year ended June 30, 2008.

     Nominating Committee. The Board does not currently have a nominating committee. The Board believes that such committee is not necessary at this time because the Board believes that the full Board should approve all nominations to the Board.

Director Independence

     Based upon the information provided to the Board, the Board believes that all directors of the Company, other than Robert K. Bench, the President and Chief Executive Officer of the Company, are independent directors, as defined by and pursuant to NASD Rule 4200(a)(15).

Code of Ethics

     On May 12, 2008, the Board adopted a new Code of Business Conduct and Ethics to replace the Company’s previous Code of Ethics. The Company’s Code of Business Conduct and Ethics is designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Business Conduct and Ethics. This Code of Business Conduct and Ethics has been filed with Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2008, and is posted on the Company’s website at www.bayhillcapital.com.

Executive Compensation

     The following table provides certain information pertaining to the compensation paid by the Company and its subsidiaries during our last two fiscal years for services rendered by any person who served as the Company’s Chief Executive Officer during any part of the fiscal year ended June 30, 2008 and any persons who were the Company’s most highly compensated executive officers at the end of the fiscal year ended June 30, 2008 and who received annual salary and bonus in excess of $100,000:

SUMMARY COMPENSATION TABLE
Name and	Year	Salary ($)	Bonus	Stock		Stock		Non –Equity	Nonqualified	All other	Total
Principal			($)	Awards		Options		Incentive Plan	Deferred	Compensation	($)
Position				($)		($)		Compensation	Compensation
								($)	Earnings
									($)
(a)	(b)	(c)	(d)	(e)		(f)		(g)	(h)	(i)	(j)
Robert K.
Bench (1)	2008	$18,000	-0-	$376,667	(4)	-0-	(4)				$394,667

	2007	-0-	-0-	-0-		-0-	(4)
Gary L. Cook
(2)	2008	$113,898	-0-	$38,398	(3)	-0-	(3)				$152,296

	2007	$164,000	-0-	-0-		-0-	(3)	-0-	-0-	-0-	$164,000

(1)	Mr. Bench has served as President and Chief Executive Officer of the Company since October 2007.

(2)

Mr. Cook has served as Chief Financial Officer and Treasurer of the Company since March 2003. Mr. Cook was Acting President and Acting Chief Executive Officer between September 2005 and October 2007, when he was replaced by Robert K. Bench as the Company’s President and Chief Executive Officer. Mr. Cook has worked as a contractor since February 1, 2008.

(3)

$28,398 of Mr. Cook’s compensation was converted to common stock subsequent to June 30, 2007 at $1.50 per share into 18,932 common shares. Mr. Cook was also awarded 5,000 shares of common stock as a transition bonus valued at $10,000.

There were no options granted to Mr. Cook during the years ended June 30, 2008 or 2007.

(4)

No stock options were granted to Mr. Bench during the years ended June 30, 2008 or 2007. However, Mr. Bench received 150,667 shares of common stock which contained various restrictions and a buy back option in the Company’s favor. At the time these shares were issued the market price for the Company’s common stock was $2.50 per share. The Company recorded the compensation to Mr. Bench at the then market price.

The following table provides information regarding outstanding equity awards at fiscal year end for the fiscal year ended June 30, 2008 to the individual named in the Summary Compensation Table:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
		Option Awards					Stock Awards
Name	Number of	Number of	Equity	Option	Option	Number	Market	Equity	Equity
	Securities	Securities	Incentive	Exercise	Expiration	of Shares	Value of	Incentive	Incentive
	Underlying	Underlying	Plan	Price	Date	or Units	Shares or	Plan	Plan
	Unexercised	Unexercised	Awards:	($)		of Stock	Units of	Awards:	Awards:
	Option	Option	Number of			That	Stock	Number of	Market
	(#)	(#)	Securities			Have Not	That	Unearned	Value or
	Exercisable	Unexercisable	Underlying			Vested	Have Not	Share, Units,	Payout
			Unexercised			(#)	Vested	or Other	Value of
			Unearned				($)	Rights That	Shares,
			Options					Have Not	Units, or
			(#)					Vested	Other
Rights
That Have
Not Vested
($)(#)

Gary L. Cook
	2,667	1,333	-0-	5.00	6/15/11	-0-	-0-	-0-	-0-

     No options to purchase shares of our common stock were exercised by Mr. Cook during our fiscal years ended June 30, 2008 or June 30, 2007.

Director Compensation
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash(1)	Awards(2)	Awards	Compensation	Earnings	Compensation	Total
Roy D. Banks	$11,667	$48,000 (3)	—	—	—	—	$59,667
James U. Jensen	$12,533	$75,000 (4)	—	—	—	$500 (5)	$87,533
John M. Knab	$11,667	$60,000 (6)	—	—	—	—	$71,667
John D. Thomas	$11,667	$60,000 (6)	—	—	—	—	$71,667

     Each director of the Company, except Mr. Bench, is entitled to receive a quarterly cash payment of $3,500 and the Chairman of the Board is entitled to receive a quarterly cash payment of $4,000. In addition, each director is entitled to receive a $1,000 cash payment for each Board meeting attended in person and $500 cash payment for each Board meeting attended via telephone. In addition, directors serving on committees of the Board are entitled to receive $500 for each committee meeting attended in person and $200 for each committee meeting attended via telephone. Directors of the Company are also reimbursed for reasonable out-of-pocket expenses incurred in connection with their service on the Board.

(1)	These fees were accrued during the period from December 10, 2007 through June 30, 2008 and paid in shares of Common Stock on July 27, 2008.

(2)	The shares of Common Stock granted to Messrs. Banks, Jensen, Knab and Thomas were issued with provisions for staged vesting during continued service as directors of the Company.

(3)	24,000 shares of Common Stock were issued to Mr. Banks upon his becoming a director of the Company. The market price of the Common Stock at the time of issuance was $2.00 per share.

(4)	30,000 shares of Common Stock were issued to Mr. Jensen upon his becoming a director of the Company. The market price of the Common Stock at the time of issuance was $2.50 per share.

(5)

Cash payment to ClearWater Governance LLC. Mr. Jensen is affiliated with ClearWater Governance LLC, a firm that provides administrative and corporate governance support to the Company (“ClearWater”). The compensation paid to ClearWater was found by the Board to be fair and reasonable and priced competitively and the services were found to be in the best interests of the Company. The compensation is substantially below the amount specified in regulations that would make Mr. Jensen a “non-independent” director and the Board has determined unanimously (with Mr. Jensen abstaining) that Mr. Jensen is independent for purposes of NASD Rule 4200( a)(15).

(6)

24,000 shares of Common Stock were issued to each of Messrs. Knab and Thomas upon his becoming a director of the Company. The market price of the Common Stock at the time of issuance was $2.50 per share.

Certain Relationships and Related Transactions

     A former director performed consulting services for the Company from June 15, 2007 through February 15, 2008 and was paid a total of $52,500.

Payments to Telarus, Inc.

     During the year ended June 30, 2008, the Company accrued $79,303 for payments to Telarus for services performed by the employees of Telarus and expenses paid on the Company’ behalf. On March 31, 2008, upon the approval of the Company’s Board of Directors, Telarus converted $75,000 of the accrued amount into 60,000 shares of our common stock. The Company plans to continue using the services of Telarus employees on a limited basis for approximately the next twelve months. Services provided by Telarus include the performance of various accounting and software development projects which are limited in scope. Telarus bills the Company for such services on an hourly basis and such services are approved by an executive officer who is not affiliated with Telarus. The Company anticipates that the expense of services provided by Telarus will be less than $10,000 per month in the future.

Accrued Liabilities

     Included in accrued liabilities are amounts due to two former directors of the Company for director fees in the amount of $22,600 and two of executive officers of the Company for accrued consulting fees of $16,000.

Subsequent Restricted Stock Issuances

     In July 2008, we issued 73,958 shares of restricted common stock for the settlement of $92,447 in liabilities all to related parties as follows:

	Settlement Amount	Shares
Companies associated with executive officers	$41,463	33,170
Directors and associated companies	$50,984	40,788

Compliance with Section 16 of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company’s officers and directors to file reports concerning their ownership of the Common Stock with the SEC and to furnish the Company with copies of such reports. Based solely upon the Company’s review of the reports required by Section 16 and amendments thereto furnished to it, the Company believes that all reports required to be filed pursuant to Section 16(a) of the Exchange Act during the annual reporting period of July 1, 2007 through June 30, 2008, were filed with the SEC on a timely basis except as follows: (a) a Form 3 for M. Todd Esplin, the Company’s Executive Vice President, was due on December 20, 2007, but was filed on January 3, 2008, and a Form 4 for Mr. Esplin, reporting two transactions, was due on December 12, 2007, but was filed on January 3, 2008; (b) Forms 4 for each of John Knab, John Thomas and James Jensen, three directors of the Company, reporting one transaction each, were due on December 12, 2007 but were filed on December 13, 2007; (c) a Form 3 for Roy Banks, a director of the Company, was due on December 12, 2007 but was filed on April 4, 2008; and (d) Forms 3 for each of Robert K. Bench, the President, Chief Executive Officer and a director of the Company, BayHill Group, LC, a manager of BayHill Capital, LC, a beneficial owner of more than ten percent of the Common Stock, and BayHill Capital, LC were due on October 19, 2007 but were filed on November 9, 2007.

Communications with the Board

      Stockholders may communicate with any and all members of the Board by transmitting correspondence by mail to:

BayHill Capital Corporation
Attn: Corporate Secretary
10757 S. Riverfront Pkwy, Suite 125
South Jordan, Utah 84095

     Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is directed and that the communication is from a Stockholder. Stockholder communications received by the Secretary of the Company will be promptly forwarded to the specified director or group of directors, as appropriate. Communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. The Company generally will not forward to a director or group of directors a Stockholder communication that requests general information about the Company that can be handled by the Company’s administrative personnel.

Recommendation

     The Board unanimously recommends that Stockholders vote FOR the election of each of the director nominees identified in this Information Statement.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

     The Audit Committee has selected EKS&H to audit the Company’s financial statements for the year ending June 30, 2009. EKS&H audited the Company’s financial statements for the year ended June 30, 2008 Representatives of EKS&H are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services.

      For the fiscal years ended June 30, 2008 and 2007, EKS&H billed the Company the following amounts for services.

	Fiscal Year	Fiscal Year
	Ended	Ended
	June 30, 2008	June 30, 2007
Audit fees (including fees for review of Quarterly Reports on Form 10-QSB)	$71,000	$66,500
Audit-related fees	$3,000	$0
Tax fees	$8,500	$6,500
All other fees	$6,700	$0

     Audit fees consist of EKS&H’s fees for services related to their audits of the Company’s annual financial statements, including management’s assessment, their review of financial statements included in the Company’s Quarterly Reports on Form 10-QSB, EKS&H’s review of SEC-filed registration statements and issuance of consents, and comfort letters. Audit fees related to the Company’s annual financial statements were $30,000 and $36,000, respectively, for the fiscal years ended June 30, 2008 and June 30, 2007. Additionally, for the years ended June 30, 2008 and 2007 respectively, audit fees included $28,500 and $30,500 related to reviews of the Company’s Quarterly Reports on Form 10-QSB and $12,500 and $0, respectively, related to the audit of the financial statements of Commission River Corporation, a wholly-owned subsidiary of the Company.

     Audit-related fees consist primarily of fees rendered for services in connection with employee benefit plan audits and consultation regarding financial accounting and reporting standards and were $3,000 and $0 for the fiscal years ended June 30, 2008 and 2007, respectively.

     Tax fees consist of fees rendered for services on tax compliance matters, including tax return preparation, claims for refund and assistance with tax audits of previously filed tax returns, tax consulting and advisory services consisting primarily of tax advice rendered by EKS&H in connection with the formulation of the Company’s tax strategy and assistance in minimizing custom, duty and import taxes. Tax compliance and preparation fees were $8,500 and $6,500, respectively, for the fiscal years ended June 30, 2008 and 2007. Assistance provided related to research, SEC comment letters and other miscellaneous items were $6,700 and $0, respectively, for the fiscal years ended June 30, 2008 and 2007.

     All audit, audit-related, tax, and any other services performed for the Company by the Company’s independent registered public accounting firm are subject to pre-approval by the Audit Committee and were pre-approved by the Audit Committee prior to such services being rendered. The Audit Committee determined that the services provided by, and fees paid to, EKS&H were compatible with maintaining the independent registered public accounting firm’s independence.

     Stockholder ratification of the selection of EKS&H as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Audit Committee elected to submit the selection of EKS&H to the Stockholders for ratification at the Annual Meeting as a matter of good corporate governance. If the Stockholders fail to ratify the selection of EKS&H to serve as the Company’s independent registered public accounting firm, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection of EKS&H is ratified at the Annual Meeting, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and the Stockholders.

Recommendation

     The Board unanimously recommends that Stockholders vote FOR ratification of the appointment of EKS&H to serve as the Company’s independent registered public accounting firm.

AUDIT COMMITTEE REPORT (1)

     The Audit Committee of the Board has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended June 30, 2008.

     The Audit Committee discussed with EKS&H, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received, reviewed, and discussed with EKS&H the written disclosures and the letter from them required by Independence Standards Board Statement No. 1 and discussed with EKS&H their independence.

     Based upon these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Annual Report on Form 10-KSB filed with the SEC and distributed to the Company’s stockholders.

The Audit Committee

John Thomas, Chairman
Roy Banks

(1)

This Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be “filed” with the SEC or deemed to be incorporated by reference in previous or future documents filed by the Company with the SEC under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent the Company incorporates this Report by reference in any such document.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of August 14, 2008, the number of shares of our common stock beneficially owned by each of our current directors, the number of shares of our common stock beneficially owned by each of our Named Executive Officers, the number of shares of our common stock beneficially owned by all of our executive officers and directors as a group, and the number of shares of our common stock owned by each person who owned of record, or was known to own beneficially, more than five percent of the outstanding shares of our common stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date of this report are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of August 14, 2008, we had 1,959,428 shares of common stock outstanding:

	Name and Address of Beneficial	Amount and Nature of
Title of class	Owner *	Beneficial Ownership (a)		Percent of Class

Common Stock	Robert K. Bench
	10757 South Riverfront Drive #125
	South Jordan, Utah 84095	353,790	(b)	18.1%
Common Stock	James U, Jensen
	10757 South Riverfront Drive #125
	South Jordan, Utah 84095	119,690	(c)	6.1%
Common Stock	Roy D. Banks
	10757 South Riverfront Drive #125
	South Jordan, Utah 84095	33,334		1.7%
Common Stock	John D. Thomas
	10757 South Riverfront Drive #125
	South Jordan, Utah 84095	36,094	(d)	1.8%
Common Stock	John M. Knab
	10757 South Riverfront Drive #125
	South Jordan, Utah 84095	33,334		1.7%
Common Stock	Gary L. Cook
	9800 Mount Pyramid Court, Ste 400
	Englewood, CO 80112	32,599	(e)	1.7%
Common Stock	Adam V. Edwards
	12401 South 450 East D-1
	Draper, Utah 84020	400,691	(f)	20.4%
Common Stock	M. Todd Esplin
	10757 South Riverfront Drive #125
	South Jordan, Utah 84095	81,933		4.2%
Common Stock	Patrick K. Oborn
	12401 South 450 East D-1
	Draper, Utah 84020	400,691	(g)	20.4%
Common Stock	All current executive officers and
	directors as a group (8 persons)	1,217,944		62.2%

(a)	Except as indicated below, each person has sole and voting and/or investment power over the shares listed.

(b)	Includes 203,123 shares owned by Vector Capital, LLC, all of which may be deemed to be beneficially owned by Robert K. Bench who is the managing member of Vector Capital LLC.

(c)	Includes 100 shares owned by Mr. Jensen’s wife and 62,730 shares owned by Amsterdam First LC , a limited liability company of which Mr. Jensen is the managing member.

(d)	Includes 2,760 shares owned by Acadia Group, Inc., with which Mr. Thomas is affiliated.

(e)	Includes 2,667 shares underlying presently exercisable options.

(f)	Includes 343,691 shares owned by Commission River, Inc. and 69,479 shares owned by Telarus, both of which are entities affiliated with Mr. Edwards.

(g)	Includes 343,679 shares owned by Commission River, Inc. and 69,479 shares owned by Telarus, both of which are entities affiliated with Mr. Oborn.

*

The Stockholders listed above have expressed to the Company their intention to vote all of their shares of Common Stock, (or approximately 59% of the issued and outstanding shares), in favor of both Proposals.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     As of the date of this Information Statement, the Board knows of no other matters to be presented at the Annual Meeting. If any further business should properly come before the Annual Meeting,

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

     Only one Information Statement is being delivered to multiple Stockholders sharing an address unless the Company has received contrary instructions from one or more of the multiple Stockholders at that address. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a Stockholder at a shared address to which a single copy of the documents was delivered. A Stockholder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at BayHill Capital Corporation, 10757 S. Riverfront Parkway, Suite 125, South Jordan, Utah 84095; or by calling the Company at (801) 816-2529, and requesting a copy of the Information Statement. A Stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements, and other information with the SEC. Such reports, proxy, and information statements, and other information the Company files can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy, and information statements, and other information filed through the SEC's Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

By Order of the Board of Directors

/s/ Robyn Farnsworth
Robyn Farnsworth, Corporate Secretary